UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 30, 2014 Date of report (Date of earliest event reported)

SUPPORT.COM, INC. (Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-30901 (Commission File No.)	94-3282005 (I.R.S. Employer Identification No.)
900 Chesapeake Drive, Floor 2, Redwood City, CA 94063 (Address of Principal Executive Offices) (Zip Code)

(650) 556-9440 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Previously, Support.com, Inc. (“Company”) and Comcast Cable Communications Management, LLC. (“Comcast”) entered into Statement of Work #1, effective October 1, 2013 (“SOW#1”) to the Master Services Agreement, Call Handling Services, effective October 1, 2013 (the “Agreement”), under which SOW#1 the Company provides to customers of Comcast high speed Internet and wireless gateway offerings, certain sales and customer support services, and which further provides for the training of the Company’s technology specialists in the performance of such services, at specified productive and training hourly rates.

On September 30, 2014, the Company received fully executed copies of two “Change Management Forms” between Comcast and Company, using the template format attached as Exhibit B to the Agreement for managing changes to statements of work thereunder.   The Change Management Forms reflect the following changes under SOW#1:  (i) under Change Management Form #4, dated September 17, 2014, the parties, for an interim two (2) month period, increased the quantity of hours allotted to the training of the Company’s technology specialists; and (ii) under Change Management Form #5, dated September 18, 2014, the parties clarified the description of the initial performance of services by newly trained technology specialists who are supervised for quality assurance purposes (referred to therein as “nesting”), in order to further distinguish between the different hourly rates payable under SOW#1 for training and productive activities.

The foregoing descriptions of Change Management Form #4 and Change Management Form #5 are qualified in their entirety by reference to the actual documents, which are attached as exhibits hereto and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Change Management Form #4, between Comcast and Company, dated September 17, 2014.*

10.2 Change Management Form #5, between Comcast and Company, dated September 18, 2014.*

*Confidential treatment has been requested for portions of this document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2014

SUPPORT.COM, INC.

By:	/s/ Gregory J. Wrenn
Name:	Gregory J. Wrenn
Title:	SVP Business Affairs, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Change Management Form #4, between Comcast and Company, dated September 17, 2014.*
10.2	Change Management Form #5, between Comcast and Company, dated September 18, 2014.*
*Confidential treatment has been requested for this document.